SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (this "Amendment"), dated as of December 1, 2013 (the "Effective Date"), is between FIRST STREET HOLDINGS, LTD., a Texas limited partnership ("Landlord"), and FIRST STREET SURGICAL CENTER, L.P., a Texas limited partnership ("Tenant").

WHEREAS, Landlord and Tenant entered into that certain Building Lease, dated as of April 7, 2002 (the "Original Lease") whereby Landlord leased to Tenant the real property located at 411 North First Street, Bellaire, Texas 77041 (the "2002 Leased Property");

WHEREAS, by amendment to the Original Lease by Landlord and Tenant dated April 1, 2013 (the "First Amendment"), certain terms of the Original Lease were amended (the Original Lease, as amended by the First Amendment, shall be referred to herein as the "Lease");

WHEREAS, the Lease has not otherwise been amended prior to the effective date hereof; and

WHEREAS, the 2002 Leased Property has been re-surveyed and the parties to the Lease wish to correct the existing description of the "Demised Premises" by substituting a replacement Exhibit A to the Lease.

NOW, THEREFORE, in consideration of the foregoing premises, mutual covenants and agreements contained herein, the parties hereto agree to amend the Lease as follows:

1. Demised Premises. The Lease is hereby amended to add the attached Replacement Exhibit "A" to the definition of "Demised Premises" which shall mean the land , improvements, and building located at 411 North First Street, Bellaire, Harris County, Texas, 77401 owned by Landlord and situated on "Tract 1" as described or shown on Exhibit "A" attached to this Amendment. Exhibit "A" indicates the corrected legal description and drawing of the property after re-survey of the Demised Premises. Further, the parties agree that Exhibit "A" is attached solely for the purpose of locating the Demised Premises and that no representation, warranty, or covenant is to be implied by any other information shown on the exhibit.

2. Condition of the Demised Premises. By the execution of this Amendment, Tenant acknowledges and agrees that all leasehold improvements and tenant finish are in good and satisfactory condition, acceptable to Tenant, and Tenant accepts the Demised Premises in its present condition, i.e."AS IS," "WHERE IS" and "WITH ALL FAULTS" as more fully set forth in Article 3 of the Lease.

3. Release by Tenant. Tenant hereby releases Landlord, its partners, officers, directors, shareholders, employees, and agents from any and all claims, demands, and causes of action arising out of or related to the Lease prior to the Effective Date, whether such claims, demands, or causes of action are known or unknown as of the Effective Date.

4. Governing Law, Arbitration. This Amendment shall be governed in accordance with the laws of the State of Texas. Any and all other disputes or claims whatsoever respecting the relationship between the parties shall be submitted to a recognized, neutral, arbitral association or arbitrator for resolution pursuant to its single arbitrator, expedited rules. We hope that any dispute

will be amiably resolved directly between us. Nonetheless, if an arbitration demand is filed, if the first arbitration organization or arbitrator which receives a written demand for arbitration of the dispute from either of us does not complete the arbitration to finality within four months of the written demand, either party then may file a written demand for arbitration of the dispute with another recognized, neutral, arbitration association or arbitrator, with the prior arbitration association or arbitrator then being immediately divested of jurisdiction, subject to a decision being rendered by the replacement arbitration association or arbitrator within four months of the written demand being filed with the replacement arbitration group. All arbitration -- regardless of the arbitral organization actually hearing the dispute -- shall be conducted pursuant to the Commercial Arbitration Rules of the AAA whose Expedited Procedures shall apply regardless of the size of the dispute with only a single arbitrator hearing the dispute, again all regardless of the organization sponsoring the arbitration in question. In all cases, the parties shall be deemed to have adopted the Optional Rules of the AAA For Emergency Measures of Protection (regarding injunctive or equitable relief, which requests for relief shall be exclusively be submitted to the arbitrator). In all events, the parties waive the right to trial by jury in any action or proceeding. This arbitration provision shall be effective notwithstanding any actions that may later take place. The parties agree that the issue of arbitrability shall likewise be decided by the arbitrator, and not by any other person. That is, the question of whether a dispute itself is arbitrable shall be decided solely by the arbitrator and not, for example, by any court. In so doing, the intent is to divest the courts of all powers in disputes involving the parties, except for compelling arbitration, the confirmation of the award and enforcement thereof. The courts shall have no jurisdiction over legal or equitable (including injunctive) matters. The arbitration decision shall be final and binding in all respects and shall be non-appealable. Any person may have a U.S. District Court or another court of competent jurisdiction enter the findings of the arbitrator for all purposes, including for the enforcement of any award.

5. Replacement of Section 23.2. Section 23.2 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

> 23.2 Notwithstanding Section 23.1, Landlord herein subordinates Landlord's security interest and landlord's lien in to Tenant's personal property located on the Demised Premises to the security interests and liens of IBERIABANK, as agent to those certain lenders party to that certain Credit Agreement to be entered into among such lenders, IBERIABANK as agent, Tenant and First Street Hospital, L.P., as Borrowers, dated on or about December _______, 2013 (collectively, the "IBERIABANK Syndicated Loan Facilities") for as long as any balance is outstanding under such IBERIABANK Syndicated Loan Facilities or any lender has a commitment under the IBERIABANK Syndicated Loan Facilities. Landlord has no objection to the IBERIABANK Syndicated Loan Facilities. Notwithstanding anything to the contrary in this Lease, it is expressly understood and agreed that Landlord's subordination under this Section 23.2 extends only to the IBERIABANK Syndicated Loan Facilities and Landlord does not subordinate any liens, rights or remedies that Landlord may now have, or shall ever enjoy, against any other parties.

6. Terms and Conditions. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Lease, but except as expressly modified and superseded by this Amendment, the terms and provisions of the Lease are ratified and confirmed and shall continue in full force and effect, Tenant hereby agreeing that the Lease is and shall continue to be outstanding, validly existing and enforceable in accordance with its respective terms.

7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

8. Facsimile Signatures. For purposes of negotiating and finalizing this document, if this document is transmitted by electronic means by way of facsimile machine ("fax") or portable document format ("PDF"), it shall be treated for all purposes as an original document. Additionally, the signature of any party to this document transmitted by electronic means shall be considered for all purposes as an original signature. Any such electronically transferred document shall be considered to have the same binding legal effect as an original document. At the request of any party, any electronically transferred document shall be re-executed by each signatory party in an original form. In consideration for promises made and value received herein, the parties agree that neither shall raise the use of a electronic transfer as a defense to this agreement and forever waive such defense.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:

FIRST STREET HOLDINGS, LTD.

By: First Street Management Corp., its general partner

By: ____________________
Name: Jacob Varon Jr.
Title: President

TENANT:

FIRST STREET SURGICAL CENTER, L.P.

By: First Surgical Partners, L.L.C., its general partner

By: ____________________
Name: Tony Rotondo
Title: CEO/President

Replacement Exhibit A

[Tract 1 Legal Description]